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                                                                Exhibit 10.2(ii)

                                                             Option No. 00003258
                         HEALTH MANAGEMENT SYSTEMS, INC.


                        Incentive Stock Option Agreement



         THIS AGREEMENT, made as of the March 30, 2001 between HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation (the "Corporation"), and William F. Miller III (the "Optionee"), is approved by the Board of Directors (the "Board"), of the Corporation on March 30, 2001.

         A stock option is a form of executive compensation and is determined by the Compensation Committee (the "Committee") of the Board. The Board has determined that it would be to the advantage and interest of the Corporation and its shareholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Corporation, or a Parent or a Subsidiary thereof, and as incentive for increased efforts during such service.

         NOW, THEREFORE, the Corporation, with the approval of the Committee, hereby grants to the Optionee as of the date hereof an option (the "Option") to purchase all or any part of an aggregate of 700,000 shares of the Corporation's common shares, $.01 par value per share (the "Common Stock"), at $1.19 per share upon the following terms and conditions:

         1. The Option and all rights of the Optionee to purchase shares of Common Stock hereunder shall terminate on March 30, 2011 (hereinafter referred to as the "Expiration Date").

         2. The Optionee's right and option to purchase shares of Common Stock pursuant to the Option shall vest as to 100,000 shares on the first anniversary date of the Option and the remaining 600,000 shares shall vest over a 24-month period thereafter in eight equal quarterly installments.

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         3. Once the Option has vested in accordance with the preceding Section
2, it shall continue to be exercisable until the earlier of the termination of the Optionee's rights hereunder pursuant to Section 5, or the Expiration Date. A partial exercise of the Option shall not affect the Optionee's right to exercise the Option with respect to the remaining shares subject thereto, subject to this Agreement. Full payment for shares acquired shall be made in cash or in shares, or a combination of cash and shares, at or prior to the time that an Option, or any part thereof, is exercised.

         4. (a) Except as provided in Section 5, the Option may not be exercised unless the Optionee is, at the time of exercise, an employee, of the Corporation or of a Parent or Subsidiary, thereof (collectively hereinafter referred to as the "Corporation"). The Option shall not be affected by any change of duties or position so long as the Optionee continues to be an employee of the Corporation. A leave of absence or an interruption in service (including an interruption during military service) authorized or approved by the Corporation shall not be deemed an interruption of employment for the purposes of Section 5.

            (b) No partial exercise of the Option may be for less than 100 full shares (or less than all the shares as to which the Option is exercisable, if less than 100 shares), and in no event shall the Corporation be required to issue any fractional shares.

         5. Except as provided in Section 8 (b), in the event the Optionee shall cease to be employed by the Corporation for any reason, including but not limited to by reason of the Optionee's death or disability, all unexercised Options held by the Optionee which are not then exercisable by the Optionee shall lapse effective the date of termination of employment. To the extent not theretofore exercised, any Options held by the Optionee which are then exercisable shall terminate as follows: If the employment is terminated for any reason other than "for cause", disability, as such terms are defined below, or death, any then exercisable Options shall terminate upon the expiration of one month after the termination of employment. If the employment terminates because of a permanent and total disability as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") as it now exists or may hereafter be amended or because of death or retirement under the Corporation's retirement plan, any then exercisable Options shall terminate upon the expiration of one

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year after the termination of employment. If the termination is "for cause" as determined by the Board, or the violation by the Optionee, after termination of employment, of the terms of a Restrictive covenant and Confidentiality/Non-Disclosure Agreement with the Corporation, any then exercisable Options shall terminate upon the termination of employment.

         6. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Corporation or affect the right of the Corporation to terminate his employment at any time.

         7. (a) The Optionee may exercise the Option with respect to all or any part of the shares then exercisable by giving the Corporation written notice as provided in Paragraph 11 hereof such exercise. Such notice shall specify the number of shares as to which the Option is being exercised and shall be preceded or accompanied by payment in full in accordance with Section 3 hereof.

            (b) Prior to or concurrently with delivery by the Corporation to the Optionee of a certificate(s) representing such shares, the Optionee shall:

                          (i) upon notification of the amount due, pay promptly
                  any amount necessary to satisfy applicable federal, state or local tax requirements; and

                          (ii) if such shares are not currently or effectively
                  registered under the Securities Act of 1933, as amended (the "Act") and applicable state securities laws, give satisfactory assurance in writing signed by the Optionee or his legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof.

                  (c) As soon as practicable after receipt of the notice and payment referred to in subparagraph (a) of this Section 7, the Corporation shall cause to be delivered to the Optionee at the office of the Corporation at 401 Park Avenue South, New York, New York 10016 or such other place as may be mutually acceptable to the

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Corporation and the Optionee, a certificate or certificates for such shares;
provided however, that the time of such delivery may be postponed by the Corporation for such period of time as may be required for the Corporation, with reasonable diligence, to comply with applicable registration requirements under the Act, the Securities Exchange Act of 1934, as amended, and any requirements under any other law or regulation applicable to the issuance or transfer of shares. If the Optionee fails for any reason to accept delivery of all or any part of the number of shares specified in such notice upon tender of delivery thereof, his right to purchase such undelivered shares may be terminated.

                  (d) The Optionee shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any shares of Common Stock received upon exercise of the Option prior to the expiration of six months following such grant.

         8. (a) If the total outstanding shares of Common Stock of the Corporation shall be increased or decreased or changed into the exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in stock, then the Board shall proportionally adjust the number of shares (and price per share) subject to the unexercised portion of this Option (to the nearest possible full share) subject in all cases to the limitations of Section 425 of the Code.

                  (b) Notwithstanding the foregoing provisions of subparagraph
(a) of this Section 8, the Optionee understands and acknowledges that, in the event of:

                          (i) any offer to holders of Common Stock generally
                  relating to the acquisition of their shares including, without limitation, through purchase, merger, consolidation or otherwise; or

                          (ii) any transaction generally relating to the
                  acquisition of substantially all of the assets or business of the Corporation (as determined by the Board)

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the unvested portion of this Option will become 100 percent vested.

         9. This Option shall not be transferable other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee. In the event of any attempt by the Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate this Option by notice to the Optionee and it shall thereupon become null and void.

         10. Neither the Optionee, nor in the event of his death or otherwise, any person entitled to exercise his rights, shall have any of the rights of a shareholder with respect to the shares subject to the Option until share certificates have been issued and registered in the name of the Optionee or his estate, as the case may be.

         11. Any notice to the Corporation provided for in the Option shall be addressed to the Corporation at 401 Park Avenue South, New York, New York 10016, and any notice to the Optionee shall be addressed to him at his address now on file with the Corporation, or to such other address as either party may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the fourth business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

         12. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Option, the determination by the Board or the Committee (as constituted at the time of such determination) of the rights of the Optionee shall be conclusive, final and binding upon the Optionee and upon any other person who shall assert any right pursuant to this Option.

         13. Nothing herein contained shall affect the Optionee's rights to participate in and receive benefits under and in accordance with any pension, profit sharing, insurance or other employee welfare plan or program of the Corporation.

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         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         15. The Option granted hereby is designated an Incentive Stock Option under Section 422A(b) of the Code, to the extent permitted and subject to the time provisions set forth within Section 5 of this Agreement.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by a duly authorized officer, and the Optionee has affixed his signature hereto.

                                       HEALTH MANAGEMENT SYSTEMS, INC.


                                       By: _____________________________________


                                           _____________________________________
                                            Optionee


The undersigned reaffirms his (her) obligations under a previously executed Restrictive Covenant/Non-Compete Agreement with the Corporation and agrees that his (her) reaffirmation of such obligations is an inducement to the Corporation to grant the Option covered by this Agreement.


                                           _____________________________________
                                            Optionee


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